Exhibit 23.1

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of MYX Inc.

We hereby consent to the inclusion of our report dated August 31, 2026, relating to the financial statements of MYX Inc. as of and for the year ended May 31, 2026, in the Company’s Annual Report on Form 10-K for the year ended May 31, 2026.

Aloba, Awomolo & Partners - PCAOB ID# 7275

Ibadan, Nigeria

September 1, 2026